UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 14, 2024

INVIZYNE TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-42204	83-4550057
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Royal Oaks Drive, Suite 106

Monrovia, CA 91016

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (626) 415-1488

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IZTC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Contract.

On November 8, 2024, the Registration Statement on Form S-1 (File No. 333-276987) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of Invizyne Technologies Inc. (the “Company”) was declared effective by the U.S. Securities and Exchange Commission.

On November 14, 2024, the Company consummated the IPO of 1,875,000 shares (the “Shares”) of common stock, par value $0.000001 per share (the “Common Stock”), at a purchase price of $8.00 per Share.

Pursuant to the Underwriting Agreement dated as of November 11, 2024, between the Company and MDB Capital (the “Underwriter”) the Company granted (1) the Underwriter a 45-day option to purchase up to an additional 281,250 shares of our Common Stock to cover over-allotments; and (2) warrants to purchase up to 150,000 shares of Common Stock (the “Underwriter’s Warrants”).

The Common Stock was approved for listing on the Nasdaq Capital Market under the symbol IZTC and began trading on November 13, 2024.

Further, in connection with the IPO, the Company entered into the following agreements, the forms of which were previously filed as exhibits to the Registration Statement and/or are filed herewith:

a. the Underwriting Agreement, which contains customary representations and warranties by the Company, conditions to closing, and indemnification obligations of the Company and the underwriters and including “lock-up” agreements where the Company, each director and executive officer of the Company have agreed with the underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into Common Stock for a period of one year; and

b. the Underwriter’s Warrant to purchase up to 150,000 shares of Common Stock, for five years, at an per share exercise price of $10.00.

The Company received $14,321,686 in net proceeds from the offering after deducting the underwriting discount and commission and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for the uses as set forth in the prospectus for the offering, which prospectus is included in the Registration Statement.

In a private placement (the “Concurrent Private Offering”) completed concurrently with the offering, the Company issued to a couple of accredited investors 93,750 warrants to purchase up to 93,750 shares of Common Stock (the “Private Warrants”). The Private Warrants were offered and sold at a purchase price of $0.125 per Warrant. The Private Warrants have an exercise price of $8.00 per share, are exercisable beginning six months after issuance, and expire five years from the date of issuance. The Private Warrants have a demand and multiple piggy back registration rights for the underlying shares of Common Stock starting six months after issuance, may be exercised on a cashless basis, and will have other terms that are typical of investor warrants such as anti-dilution rights and blocker provisions. The Private Warrants and underlying shares are subject to a one-year lock up. The gross proceeds from the Concurrent Private Offering were approximately $11,719, and if the Private Warrants are fully exercised, for cash, the Company will receive up to $750,000. The offer and sale of the Private Warrants and the shares of Common Stock issuable upon exercise of the Private Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus and are being offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. The form of Private Warrant and the related securities purchase agreement were previously filed as exhibits to the Registration Statement

On November 14, 2024, the Company gave instruction to issue an aggregate of 125,001 shares of Common Stock on the conversion of the simple agreements for future equity (SAFEs) issued on July 3, 2023, to MDB Capital Holdings LLC and Paul Opgenorth. The SAFEs converted by their terms on the sale of the shares of Common Stock in the IPO.

The foregoing descriptions of the Underwriting Agreement, the Underwriter’s Warrant and the Private Warrants and related securities purchase agreement do not purport to be complete and is qualified in its entirety by reference to the full text of the those agreements that are filed as exhibits to the Registration Statement and are incorporated herein by reference.

Item 8.01 Other Events.

On November 11, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 hereto.

On November 14, 2024, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99.2 hereto.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

1.1*	Underwriting Agreement, by and between MDB Capital and the Registrant
4.1	Form of Underwriter’s Warrant (Incorporated by reference to Exhibit 4.4 of Registration Statement 333-276987)
4.2	Form of Private Placement Warrant (Incorporated by reference to Exhibit 4.5 of Registration Statement 333-276987)
4.3	Form of Securities purchase Agreement for Warrant Private Placement (Incorporated by reference to Exhibit 10.7 of Registration Statement 333-276987)
99.1*	Press Release dated November 11, 2024.
99.2*	Press Release dated November 14, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2024	INVIZYNE TECHNOLOGIES INC.

	By	/s/ Fouad Nawaz
Fouad Nawaz,
Vice President, Finance

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